UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2023

SMG INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54391	51-0662991
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20475 State Hwy 249, Suite 450
Houston, Texas	77070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(713-955-3497)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Transaction Agreement

On July 7, 2023, SMG Industries Inc. (the “Company”) entered into a transaction agreement (the “Transaction Agreement”) with Bryan S. Barnhart (“Bryan”), Timothy W. Barnhart (“Tim”), Timothy W. Barnhart, as Trustee of the Timothy W. Barnhart 2017 Irrevocable Trust (the “Trust,” and collectively with Bryan and Tim, the “Sellers”) and certain affiliates, pursuant to which the Company agreed to acquire (the “Acquisition”) from the Sellers, either directly or by merger, all of the membership interests of: (i) Barnhart Fleet Maintenance, LLC, a Pennsylvania limited liability company (“Fleet”), (ii) Barnhart Transportation, LLC, a Pennsylvania limited liability company (“Transportation”), (iii) Lake Shore Global Solutions LLC, a Pennsylvania limited liability company (“Global”), (iv) Lake Shore Logistics, LLC, a Pennsylvania limited liability company (“Logistics”), (v) Legend Equipment Leasing, LLC, a Pennsylvania limited liability company (“Legend”), and (vi) Route 20 Tank Wash LLC, a Pennsylvania limited liability company (“Wash,” and collectively with Fleet, Transportation, Global, Logistics and Legend, the “Barnhart Companies,” and each a “Barnhart Company”).

At the closing of the Acquisition (the “Closing”), the Company purchased from Sellers all of the membership interests of each of Fleet, Transportation, Global, Logistics, and Wash. Skyline Merger Sub, Inc., a wholly owned subsidiary of the Company, merged with and into Legend’s holding company, Legend Holding RO, Inc., a Delaware limited liability company (“Legend Holding”), with Legend Holding surviving the merger as a wholly owned subsidiary of the Company. Legend Holding subsequently merged with and into Skyline Holding, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Skyline Holding”), with Skyline Holding surviving the merger. Following the Closing, each Barnhart Company became a direct and wholly owned subsidiary of the Company, except for Legend, which became a direct and wholly owned subsidiary of Skyline Holding.

The Company paid a purchase price (the “Purchase Price”) for the Acquisition consisting of (i) $26.0 million in cash, subject to customary net working capital, cash, indebtedness, and transaction expense adjustments, less (A) $3.0 million for the Indemnification Escrow Amount (as defined below) and $250,000 for the purchase price adjustment escrow amount, (ii) $3.0 million in the form of an unsecured, non-negotiable promissory note (the “Promissory Note”) that (A) will bear interest at a fixed rate of six percent (6%) per annum, and (B) will mature on the 72-month anniversary of the Closing, with principal and accrued interest to be paid on the maturity date, and (C) will be subordinated to all senior indebtedness of the Company to the extent required by the holders thereof, (iii) 77 million shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and (iv) 500 shares of the Company’s 5% Series C Convertible Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”), with a stated value of $10,000 per share (the “Stated Value”).

An indemnification escrow in the amount of $3.0 million (the “Indemnification Escrow Amount”) was held back from the Purchase Price paid at the Closing and retained in an escrow account as security (but not the sole source of recovery) for the performance of the indemnification and other covenants, obligations and agreements of the Sellers arising under the Transaction Agreement, any other transaction agreement or otherwise. Any portion of the Indemnification Escrow Amount not used to satisfy indemnification claims will be released to the Sellers on the 18-month anniversary of the Closing. A purchase price adjustment escrow in the amount of $250,000 was held back from the Purchase Price paid at the Closing and retained in an escrow account as a source of recovery for the purchase price adjustment process.

The Transaction Agreement contains customary representations and warranties, covenants and indemnification provisions for a transaction of this nature, including, without limitation, confidentiality, non-compete and non-solicitation undertakings by the Sellers.

The Company funded a portion of the cash consideration payable at Closing with the net proceeds of the Private Placement (as defined below) and the remainder from cash received pursuant to the Credit Agreements (as defined below).

The foregoing description of the Transaction Agreement is a summary, does not purport to be complete and is qualified by reference to the full text of the Transaction Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Transaction Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Transaction Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. The Company does not believe that these schedules contain information that is material to an investment decision. Investors are not third-party beneficiaries under the Transaction Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective affiliates.

Securities Purchase Agreement

On July 7, 2023, the Company entered into a securities purchase agreement (the “SPA”) with Steven H. Madden, a director and the Company’s Chief Transition Officer. The SPA provides for the sale of up to an aggregate of 1,500 shares (“Shares”) of Series C Preferred Stock, at a price of $10,000 per share. Mr. Madden purchased 500 Shares for aggregate gross proceeds to the Company of $5.0 million (the “Private Placement”), while the remaining 1,000 Shares may be issued and sold in one or more subsequent closings on or before August 31, 2023. Because Mr. Madden is an affiliate of the Company, his participation in the Private Placement was approved by the Board of Directors of the Company (the “Board”). The Private Placement closed with respect to Mr. Madden’s Shares on July 7, 2023.

The Series C Preferred Stock is convertible, from time to time at the option of the holder, into a number of shares of Common Stock equal to the quotient of (A) the sum of (x) the Stated Value of such share(s) of Series C Preferred Stock to be converted as of the date of conversion plus any accrued dividends thereon and (B) a conversion price of $0.25 per share of Common Stock (the “Conversion Price”). To the extent not already converted on the 24-month anniversary of the Closing, the Series C Preferred Stock and any accrued dividends thereon will automatically convert into a number of shares of Common Stock equal to the quotient of (A) the sum of (x) the Stated Value of such share(s) of Series C Preferred Stock subject to automatic conversion plus any accrued dividends thereon and (B) the Conversion Price . The Preferred Stock will accrue a 5.0% annual dividend that is only payable in the form of Common Stock on the 24 month anniversary of the Closing Date (unless otherwise earlier converted into Common Stock at the option of the holder) with the number of shares of Common Stock to be issued to be determined by dividing such accrued dividend by the Conversion Price.

Upon the liquidation, dissolution or winding up of the Company, after payment to the holders of the Company’s outstanding 3.0% Series A Secured Convertible Preferred Stock (the “Series A”) and 5.0% Series B Convertible Preferred Stock (the “Series B”), each holder of Series C Preferred Stock will be entitled to receive a preferential amount in cash equal to $10,000 per share, plus all accrued and unpaid dividends. The Series C Preferred Stock will rank senior to all classes of Common Stock and each other class of capital stock of the Company, except the Series A and Series B, and has the right to vote on all matters submitted to a vote of the holders of Common Stock on an as converted basis.

The parties to the SPA have each made customary representations, warranties and covenants that are typical for transactions of this type. The net proceeds of the Private Placement shall be used by the Company for general corporate purposes, working capital, or other related business as approved by the Board. Pursuant to the SPA, the Company also agreed to use reasonable efforts to file a registration statement covering the shares of Common Stock underlying the Shares within 150 calendar days of the Closing.

The foregoing description of the SPA is a summary, does not purport to be complete and is qualified by reference to the full text of the SPA, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Notices to Convert Promissory Notes

On or about July 7, 2023, the Company entered into Notices to Convert Promissory Note(s) with holders of certain convertible and non-convertible promissory notes (the “Notes”) issued by the Company (the “Notices”), as further described in the Company’s Information Statement, included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 16, 2023 (the “Information Statement”). Upon the conversion of approximately $23.2 million of principal and accrued, unpaid interest due on the Notes on July 7, 2023, the Company issued 141,829,788 shares of Common Stock, including 72,929,300 shares to Mr. Madden and his affiliates, 22,512,474 shares to James E. Frye, 13,400,800 shares to Newton Dorsett, 11,997,828 shares to Richard W. Fallin, 6,107,186 shares to Brady Crosswell, 5,289,788 shares to Dane Stewart, 3,207,368 shares to Amerisource Funding, Inc. and Amerisource Leasing Corporation, and 740,972 shares to George Gilman, at a conversion price of $0.25 per share for non-convertible promissory notes and at a conversion price between $0.10 and $0.25 per share for the convertible promissory notes, based upon the underlying conversion price(s) of such debt (the “Conversion”). The foregoing description of the Notices is a summary, does not purport to be complete and is qualified by reference to the full text of the form of Notice, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The information in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01. Completion of a Material Acquisition.

The information in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Term Loan

On July 7, 2023, the Company, 5J Trucking, LLC, 5J Oilfield Services, LLC, 5J Specialized LLC, 5J Transportation LLC, 5J Logistics Services LLC, 5J Driveaway LLC and, upon the consummation of the Acquisition, the Barnhart Companies (collectively, the “Borrowers”) entered into a Credit Agreement (the “Term Loan Credit Agreement”) among the Borrowers, the other loan parties party thereto from time to time, the lenders party thereto from time to time and Great Rock Capital Partners Management, LLC (“Great Rock”), as the administrative agent.

The Term Loan Credit Agreement provides for a $31.7 million term loan (the “Term Loan”). The availability of the Term Loan on the date of Closing was based on 80% of the net orderly liquidation value of certain eligible equipment and rolling stock of the Borrowers (the “Term Loan Borrowing Base”). The principal amount of the Term Loan shall be repaid in equal monthly installments of $396,075 commencing on September 1, 2023, and the Borrowers may also be required to make certain other mandatory prepayments from time to time, including with a required prepayment premium, if the Term Loan Borrowing Base does not support the existing amount of the Term Loan outstanding and for certain other prepayment events, including from dispositions of assets, casualty events and certain extraordinary events. Borrowings under the Term Loan Credit Agreement will bear interest at a fluctuating rate of interest per year based on a Term SOFR Rate (as defined in the Term Loan Credit Agreement) plus a margin of 6.50%, which Applicable Rate (as defined in the Term Loan Credit Agreement) may adjust lower (but no lower than 5.50%) based on the leverage ratio of the Borrowers and their subsidiaries commencing on the six-month anniversary of the date of Closing.

The Borrowers’ obligations to repay the amounts borrowed under the Term Loan Credit Agreement are secured by liens on substantially all of the assets of the Borrowers, including any rolling stock owned by the Borrowers. The Term Loan Credit Agreement contains customary representations, warranties, affirmative and negative covenants, limitations, and events of default for a transaction of this type, including maintenance of a minimum fixed charge coverage ratio of not less than 1.0 to 1.0, minimum EBITDA levels and minimum availability of not less than $3,750,000 at any time and other restrictions, including restrictions on net maximum capital expenditures as set forth in the Term Loan Credit Agreement.

In connection with the Term Loan and related transactions described in this Current Report on Form 8-K, the Company’s borrowings and obligations under the First Amended and Restated Commercial Promissory Note, dated September 7, 2021, in the original principal amount of $16,740,000 with Amerisource Funding, Inc. have been satisfied in full.

Asset Based Lending

Also on July 7, 2023, the Borrowers entered into a Credit Agreement (the “ABL Credit Agreement” and, collectively with the Term Loan Credit Agreement, the “Credit Agreements”) among the Borrowers, the other loan parties party thereto from time to time, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A. (“JPMorgan”), as the administrative agent.

The ABL Credit Agreement provides for a $25.0 million revolving credit agreement. Availability under the ABL Credit Agreement is based upon 90% of certain eligible accounts receivable of the Borrowers (the “ABL Borrowing Base”) and the ABL Borrowing Base supported borrowings of approximately $16.4 million as of the date of Closing. The Borrowers borrowed approximately $10.9 million under the ABL Credit Agreement on July 7, 2023, leaving approximately $5.5 million of availability. The maturity date of the ABL Credit Agreement is July 7, 2026, and all principal amounts are due and payable on the maturity date or, upon certain mandatory prepayment events, including if the ABL Borrowing Base no longer supports outstanding borrowings and certain other asset dispositions and casualty events. Borrowings under the ABL Credit Agreement bear interest at a floating rate elected by the Borrowers (which includes a base rate, Term SOFR and REVSOFR30 rate), as well as an applicable rate of between 1.25% and 2.50% based upon the leverage ratio of the Borrowers, as well as a commitment fee of between 0.375% and 0.50% based upon the average daily amount of the facility available but unused during the most recent quarter.

The Borrowers’ obligations to repay amounts borrowed under the ABL Credit Agreement are secured by liens on substantially all of the assets of the Borrowers. The ABL Credit Agreement contains customary representations, warranties, affirmative and negative covenants, limitations, and events of default for a transaction of this type, including maintenance of a minimum fixed charge coverage ratio of not less than 1.0 to 1.0 and minimum availability of not less than $3.75 million at any time when the Term Loan is outstanding.

Intercreditor Agreement

On July 7, 2023, the lenders under the Credit Agreements and the loan parties entered into an intercreditor agreement (the “Intercreditor Agreement”). The Intercreditor Agreement identifies JPMorgan as Administrative Agent and ABL Representative under the ABL Credit Agreement. The Intercreditor Agreement identifies Great Rock as the Term Loan Representative. The Intercreditor Agreement also specifies the relative priority of the lenders as to the Borrowers’ accounts, inventory, cash, and the lenders’ priority on all other assets of the Borrowers.

The foregoing descriptions of the Term Loan Credit Agreement, the ABL Credit Agreement and the Intercreditor Agreement are summaries, do not purport to be complete and are qualified by reference to the Term Loan Credit Agreement, the ABL Credit Agreement and the Intercreditor Agreement, which are attached hereto as Exhibits 10.3, 10.4 and 10.5 and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 under “Securities Purchase Agreement” and “Notices to Convert Promissory Notes” of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of Mr. Madden in the SPA, the offering and sale of the securities in the Private Placement was made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under the Securities Act. The offering and sale of the securities in the Conversion was made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated under the Securities Act, and Section 3(a)(9) of the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information contained above in Item 1.01 under “Securities Purchase Agreement” and “Notices to Convert Promissory Notes” and below in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer and Chief Financial Officer

In connection with the Closing disclosed above in Item 1.01, effective July 7, 2023, Matthew C. Flemming stepped down as the Company’s Interim Chief Executive Officer and Interim Chief Financial Officer. Mr. Flemming will continue as chair of the Board and will transition to the role of Business Development Officer. Mr. Flemming’s compensation will remain unchanged.

Effective July 7, 2023, the Board appointed Bryan, age 45, as Chief Executive Officer and Tim, age 47, as Chief Financial Officer of the Company. Bryan’s and Tim’s appointments were made in connection with the Acquisition described in Item 1.01 above.

The Company has entered into employment agreements (the “Employment Agreements”) with Bryan and Tim in connection with their new roles at the Company. The term of each Employment Agreement is 36 months, commencing on July 7, 2023, with automatic one-year extensions. Pursuant to their respective Employment Agreements, Tim and Bryan will each have a base salary of $275,000 and both will be eligible for an annual performance bonus based on quarterly and annual goals to be established by the compensation committee of the Board.

Each Employment Agreement also provides that if either executive is terminated without Cause (as defined in the Employment Agreement), or he resigns for Good Reason (as defined in the Employment Agreement), he will be entitled to a cash payment in an amount equal to six months of his annual base salary in effect on the last day of employment, plus (a) any owed or accrued past due base compensation, (b) unreimbursed business expenses, and (c) accrued, but unused benefits due under applicable law.

In connection with the Acquisition and their appointments, Bryan, Tim, and Tim’s Trust also received allocations of the Purchase Price described in Item 1.01 above. Prior to his appointment as Chief Executive Officer of the Company, Bryan served as president and chief executive officer of Barnhart Transportation since its founding in 2003. Similarly, prior to his appointment as Chief Financial Officer of the Company, Tim served alongside his brother, Bryan, as chief financial officer of Barnhart Transportation since 2003.

The foregoing description of the Employment Agreements is a summary, does not purport to be complete, and is qualified by reference to the full text of the Employment Agreements, which are attached hereto as Exhibits 10.6 and 10.7 and are incorporated herein by reference.

Appointment of Directors

On July 7, 2023, in connection with the Closing, the Company increased the size of the Board from seven directors to nine directors and elected Bryan and Tim, effective immediately, to fill the vacancies created by the increase in the size of the Board. Each will serve until the Company’s next annual meeting of stockholders or until his successor is duly elected and qualified.

Bryan and Tim will not be compensated for their service as directors apart from the compensation previously described in this Item 5.02. In connection with the Acquisition, the Barnhart Companies entered into new leases with Jet Park Warehousing, LLC, a South Carolina limited liability company (“Jet Park”), and Lakeshore Warehousing, LLC, a Pennsylvania limited liability company (“Lakeshore”), as landlords. The Barnhart Companies pay aggregate rent of approximately $157,000 per month to Jet Park and Lakeshore. Each of Jet Park and Lake Shore are directly or indirectly owned by Bryan and Tim or their affiliates.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed in the Company’s Definitive Information Statement filed with the SEC on June 2, 2023, the Company’s stockholders previously approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of Common Stock from 250,000,000 to 500,000,000 (the “Charter Amendment”). The Charter Amendment became effective on July 6, 2023 upon filing of a Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of Delaware.

On July 6, 2023, the Company also filed a Certificate of Designation of Preferences, Rights and Limitations of 5% Series C Convertible Preferred Stock with the Secretary of State of Delaware, effective as of the time of filing. The description of the Preferred Stock set forth above in Item 1.01 under “Securities Purchase Agreement” of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 7.01. Regulation FD Disclosure.

On July 10, 2023, the Company issued a press release announcing the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by the Company under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

The financial statements and pro forma financial information required to be filed with this Current Report on Form 8-K with respect to the Acquisition reported in Item 1.01 above will be provided by amendment within 71 calendar days of this report, as permitted by this section.

(d) Exhibits.

Exhibit No.	Description
2.1	Transaction Agreement, by and among Barnhart Fleet Maintenance, LLC, Barnhart Transportation, LLC, Lake Shore Global Solutions LLC, Lake Shore Logistics, LLC, Legend Equipment Leasing, LLC, Route 20 Tank Wash LLC, Legend Holding RO, Inc., and Bryan S. Barnhart, Timothy W. Barnhart, Timothy W. Barnhart, as Trustee of the Timothy W. Barnhart 2017 Irrevocable Trust, Timothy W. Barnhart, in his capacity as Sellers’ Representative, SMG Industries Inc. and Skyline Merger Sub, Inc., dated July 7, 2023
3.1	Certificate of Amendment of the Certificate of Incorporation of SMG Industries Inc., dated July 6, 2023
3.2	Certificate of Designation of Preferences, Rights and Limitations of 5% Series C Convertible Preferred Stock, dated July 6, 2023
10.1	Securities Purchase Agreement, by and among SMG Industries Inc. and the Investors party thereto, dated July 7, 2023
10.2	Form of Notice to Convert Promissory Note(s)
10.3*	Credit Agreement (Term Loan), dated July 7, 2023, by and among SMG Industries, Inc., 5J Trucking, LLC, 5J Oilfield Services, LLC, 5J Specialized LLC, 5J Transportation LLC, 5J Logistics Services LLC, and 5J Driveaway LLC
10.4*	Credit Agreement (ABL), dated July 7, 2023, by and among SMG Industries, Inc., 5J Trucking, LLC, 5J Oilfield Services, LLC, 5J Specialized LLC, 5J Transportation LLC, 5J Logistics Services LLC, and 5J Driveaway LLC
10.5	Intercreditor Agreement, dated July 7, 2023, by and among JPMorgan Chase Bank, N.A., Great Rock Capital Partners Management, LLC, and the Loan Parties thereto
10.6	Employment Agreement, dated July 7, 2023, by and between SMG Industries Inc. and Bryan S. Barnhart
10.7	Employment Agreement, dated July 7, 2023, by and between SMG Industries Inc. and Timothy W. Barnhart
99.1	Press Release, dated July 10, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules and attachments upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2023	SMG Industries Inc.

	By:	/s/ Bryan S. Barnhart
	Name:	Bryan S. Barnhart
	Title:	Chief Executive Officer